                                                                    EXHIBIT 4(q)

================================================================================


              AFFILIATE INVESTMENT INSTRUMENTS GUARANTEE AGREEMENT



                       HAWAIIAN ELECTRIC INDUSTRIES, INC.



                          DATED AS OF FEBRUARY 1, 1997



==============================================================================

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1      Definitions and Interpretation...............   1

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1      Trust Indenture Act; Application.............   5
SECTION 2.2      Lists of Holders of Securities...............   6
SECTION 2.3      Reports by the Investment Guarantee
                 Trustee......................................   6
SECTION 2.4      Periodic Reports to the Investment
                 Guarantee Trustee............................   6
SECTION 2.5      Evidence of Compliance with Conditions
                 Precedent....................................   7
SECTION 2.6      Events of Default; Waiver....................   7
SECTION 2.7      Event of Default; Notice.....................   7
SECTION 2.8      Conflicting Interests........................   8

                                  ARTICLE III
         POWERS, DUTIES AND RIGHTS OF THE INVESTMENT GUARANTEE TRUSTEE

SECTION 3.1      Powers and Duties of the Investment
                 Guarantee Trustee............................   8
SECTION 3.2      Certain Rights of the Investment
                 Guarantee Trustee............................  10
SECTION 3.3      Not Responsible for Recitals or
                 Issuance of the Investment Guarantee.........  13

                                   ARTICLE IV
                        THE INVESTMENT GUARANTEE TRUSTEE

SECTION 4.1      The Investment Guarantee Trustee;
                 Eligibility..................................  13
SECTION 4.2      Appointment, Removal and Resignation of
                 the Investment Guarantee Trustee.............  14
SECTION 4.3      Successor to the Investment Guarantee
                 Trustee by Merger, Consolidation or
                 Succession to Business.......................  15

                                   ARTICLE V
                            THE INVESTMENT GUARANTEE

SECTION 5.1      Guarantee....................................  15
SECTION 5.2      Waiver of Notice and Demand..................  15
SECTION 5.3      Obligations Not Affected.....................  15

                                      (i)

SECTION 5.4      Rights of Holders............................  17
SECTION 5.5      Guarantee of Payment.........................  17
SECTION 5.6      Subrogation..................................  17
SECTION 5.7      Independent Obligations......................  18

                                   ARTICLE VI
                                 SUBORDINATION

SECTION 6.1      Ranking......................................  18

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1      Termination..................................  19

                                  ARTICLE VIII
                        EXCULPATION AND INDEMNIFICATION

SECTION 8.1      Exculpation..................................  19
SECTION 8.2      Indemnification..............................  20

                                   ARTICLE IX
                                 MISCELLANEOUS
SECTION 9.1      Successors and Assigns.......................  20
SECTION 9.2      Amendments and Assignments; Approvals........  20
SECTION 9.3      Merger of the Guarantor......................  21
SECTION 9.4      Notices......................................  22
SECTION 9.5      Benefit......................................  23
SECTION 9.6      Governing Law................................  23

                                     (ii)

                CROSS-REFERENCE TABLE*


Section of                                      Section of
Trust Indenture Act                             Guarantee
of 1939, as amended                             Agreement
-------------------                             ----------

310(a)..........................................  4.1(a)
310(b)..........................................  4.1(c), 2.8
310(c)..........................................  Inapplicable
311(a)..........................................  2.2(b)
311(b)..........................................  2.2(b)
311(c)..........................................  Inapplicable
312(a)..........................................  2.2(a)
312(b)..........................................  2.2(b)
313.............................................  2.3
314(a)..........................................  2.4
314(b)..........................................  Inapplicable
314(c)..........................................  2.5
314(d)..........................................  Inapplicable
314(e)..........................................  1.1, 2.5, 3.2
314(f)..........................................  2.1, 3.2
315(a)..........................................  3.1(d)
315(b)..........................................  2.7
315(c)..........................................  3.1
315(d)..........................................  3.1(d)
316(a)..........................................  1.1, 2.6, 5.4
316(b)..........................................  5.3
316(c)..........................................  9.2
317(a)..........................................  Inapplicable
317(b)..........................................  Inapplicable
318(a)..........................................  2.1(b)
318(b)..........................................  2.1
318(c)..........................................  2.1(a)


______________________________
* This Cross-Reference Table does not constitute part of this Affiliate Investment Instrument Guarantee and shall not affect the interpretation of any of its terms or provisions.

                                     (iii)

             AFFILIATE INVESTMENT INSTRUMENTS GUARANTEE AGREEMENT



     This AFFILIATE INVESTMENT INSTRUMENTS GUARANTEE AGREEMENT (this "Investment Guarantee"), dated as of February 1, 1997, is executed and delivered by Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Guarantor" or the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Investment Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the Affiliate Debentures (as defined herein) of HEI Diversified, Inc., a Hawaii corporation (the "Issuer").

     WHEREAS, pursuant to a Junior Indenture (the "Affiliate Indenture"), dated as of February 1, 1997, between the Issuer and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"), the Issuer is issuing to the Holders on the date hereof its 8.36% Junior Subordinated Debentures Due February 4, 2017 (the "Affiliate Debentures");

     WHEREAS, as incentive for the Holders to purchase the Affiliate Debentures, the Guarantor desires irrevocably and unconditionally to agree to make Guarantee Payments (as defined herein) to the Holders of the Affiliate Debentures on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the purchase by the Holders of the Affiliate Debentures, which purchase the Guarantor hereby agrees shall directly or indirectly provide material benefits to the Guarantor, the Guarantor executes and delivers this Investment Guarantee for the benefit of the Holders.


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions and Interpretation

     In this Investment Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Investment Guarantee but not defined in the Preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) capitalized terms used in this Investment Guarantee but not otherwise defined herein shall have the meanings assigned to them in the Affiliate Indenture;

     (c) a term defined anywhere in this Investment Guarantee has the same meaning throughout;

     (d) all references to "this Investment Guarantee" are to this Investment Guarantee as modified, supplemented or amended from time to time;

     (e) all references in this Investment Guarantee to Articles and Sections are to Articles and Sections of this Investment Guarantee, unless otherwise specified;

     (f) a term defined in the Trust Indenture Act has the same meaning when used in this Investment Guarantee, unless otherwise defined in this Investment Guarantee or unless the context otherwise requires; and

     (g) a reference to the singular includes the plural and vice versa.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement of Limited Partnership" means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 1, 1997, among Hycap Management, Inc., a Delaware corporation, as general partner, Hawaiian Electric Industries Capital Trust I, a Delaware statutory business trust, as initial limited partner, and such other persons who become limited partners as provided therein.

     "Business Day" means a day other than a day on which banking institutions in the City of New York, State of New York are authorized or required by law to close.

     "Corporate Trust Office" means the principal trust office of the Investment Guarantee Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at 101 Barclay Street, 21st Floor, New York, New York 10286, attention: Corporate Trust Trustee Administration.

     "Covered Person" means the Holder or any beneficial owner of the Affiliate Debentures.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Investment Guarantee.

     "Guarantee Payments" means, with respect to the Affiliate Debentures, to the extent not paid or made by the Issuer, the due and punctual payment of the principal of and premium, if any, and interest on the Affiliate Debentures, when and as the same shall become due and payable, whether at maturity or upon declaration of acceleration or otherwise, according to the terms of the Affiliate Debentures and of the Affiliate Indenture.

     "Holder" shall mean any and each holder, as registered on the books and records of the Issuer, of the Affiliate Debentures. The initial Holder of the Affiliate Debentures is the Partnership.

     "Indemnified Person" means the Investment Guarantee Trustee, any Affiliate of the Investment Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Investment Guarantee Trustee.

     "Investment Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Investment Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Investment Guarantee and thereafter means each such Successor Investment Guarantee Trustee.

     "Majority in liquidation amount of the Trust Preferred Securities" has the meaning set forth in Section 1.1 of the Trust Agreement.

     "Majority in liquidation preference of the Partnership Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the holders of Partnership Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation preference (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date on which the voting percentages are determined) of all Partnership Preferred Securities then outstanding.

     "Majority in principal amount of the Affiliate Debentures" means, except as provided by the Trust Indenture Act, a vote by

Holders of the Affiliate Debentures, voting separately as a class, of more than 50% of the outstanding principal amount of the Affiliate Debentures then outstanding plus accrued and unpaid interest to the date on which the voting percentages are determined.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by an authorized officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Investment Guarantee shall include:

     (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition of covenant has been complied with.

     "Partnership" means HEI Preferred Funding, LP, a Delaware limited partnership.

     "Partnership Preferred Securities" means those securities representing limited partner interests in the Partnership.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Investment Guarantee Trustee, any officer within the Corporate Trust Office of the Investment Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Investment Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Investment Guarantee Trustee" means a successor Investment Guarantee Trustee possessing the qualifications to act as Investment Guarantee Trustee under Section 4.1.

     "Special Representative" shall have the meaning set forth in Section 6.2(h) of the Agreement of Limited Partnership.

     "Trust Agreement" means the Amended and Restated Trust Agreement by and among the Company, as Sponsor and Depositor, the Delaware Trustee, the Property Trustee, the Regular Trustees and the holders, from time to time, of undivided beneficial interests in the assets of Hawaiian Electric Industries Capital Trust I dated as of February 1, 1997 as it may be amended or supplemented from time to time.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trust Preferred Securities" has the meaning set forth in Section 8.1 of the Trust Agreement.

     "Investment Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Investment Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Investment Guarantee and thereafter means each such Successor Investment Guarantee Trustee.


                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1   Trust Indenture Act; Application

     (a) This Investment Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Investment Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Investment Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, the duties imposed by the Trust Indenture Act shall control.

SECTION 2.2   Lists of Holders of Securities

     (a) The Guarantor shall provide the Investment Guarantee Trustee with a list, in such form as the Investment Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Affiliate Debentures ("List of Holders") as of such date, (i) within one (1) Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Investment Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Investment Guarantee Trustee by the Guarantor. The Investment Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Investment Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3   Reports by the Investment Guarantee Trustee

     Within 60 days after May 15 of each year, the Investment Guarantee Trustee shall provide to the Holders of the Affiliate Debentures such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Investment Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4   Periodic Reports to the Investment Guarantee
              Trustee

     The Guarantor shall provide to the Investment Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Investment Guarantee Trustee is for informational purposes only and the Investment Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

SECTION 2.5   Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Investment Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Investment Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6   Events of Default; Waiver

     The Holders of a Majority in principal amount of the Affiliate Debentures may, by vote or written consent, on behalf of the Holders of the Affiliate Debentures, waive any past Event of Default and its consequences; provided, however, that so long as the Partnership is the Holder of the Affiliate Debentures, no such waiver shall be effective unless the holders of a Majority in liquidation preference of the Partnership Preferred Securities approve such waiver. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Investment Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7   Event of Default; Notice

     (a) The Investment Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Affiliate Debentures, notices of all Events of Default actually known to a Responsible Officer of the Investment Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Investment Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Investment Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Affiliate Debentures.

     (b) The Investment Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Investment Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Investment Guarantee Trustee charged with the administration of the Affiliate Debentures shall have obtained actual knowledge.

SECTION 2.8   Conflicting Interests

     The Affiliate Debentures shall be deemed to be specifically described in this Investment Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III
                        POWERS, DUTIES AND RIGHTS OF THE
                          INVESTMENT GUARANTEE TRUSTEE

SECTION 3.1   Powers and Duties of the Investment Guarantee
              Trustee

     (a) This Investment Guarantee shall be held by the Investment Guarantee Trustee for the benefit of the Holders of the Affiliate Debentures, the holders of the Partnership Preferred Securities and the Trust Preferred Securities. The Investment Guarantee Trustee shall not transfer this Investment Guarantee to any Person except to a holder of the Partnership Preferred Securities, to a Special Representative, to a holder of Trust Preferred Securities exercising its rights pursuant to Section 5.4(b) or to a Successor Investment Guarantee Trustee on acceptance by such Successor Investment Guarantee Trustee of its appointment to act as Successor Investment Guarantee Trustee. The right, title and interest of the Investment Guarantee Trustee shall automatically vest in any Successor Investment Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Investment Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Investment Guarantee Trustee has occurred and is continuing, and unless enforcement action has been undertaken and is being pursued by the Special Representative, the Investment Guarantee Trustee shall enforce this Investment Guarantee for the benefit of the holders of the Partnership Preferred Securities.

     (c) The Investment Guarantee Trustee, during the period before the occurrence of any Event of Default and during the period after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Investment Guarantee, and no implied covenants shall be read into this Investment Guarantee against the Investment Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Investment Guarantee Trustee, the

Investment Guarantee Trustee shall exercise such of the rights and powers vested in it by this Investment Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Investment Guarantee shall be construed to relieve the Investment Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) During the period prior to the occurrence of any Event of Default, and during the period after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Investment Guarantee Trustee shall be determined solely by the express provisions of this Investment Guarantee, and the Investment Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Investment Guarantee, and no implied covenants or obligations shall be read into this Investment Guarantee against the Investment Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Investment Guarantee Trustee, the Investment Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Investment Guarantee Trustee and conforming to the requirements of this Investment Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Investment Guarantee Trustee, the Investment Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Investment Guarantee;

            (ii) the Investment Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Investment Guarantee Trustee, unless it shall be proved that the Investment Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Investment Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the Affiliate Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Investment Guarantee Trustee, or exercising any trust or power conferred upon the Investment Guarantee Trustee under this Investment Guarantee; and

            (iv) no provision of this Investment Guarantee shall require the Investment Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Investment Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Investment Guarantee or indemnity, reasonably satisfactory to the Investment Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2   Certain Rights of the Investment Guarantee
              Trustee

     (a) Subject to the provisions of Section 3.1:

            (i) The Investment Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Investment Guarantee shall be sufficiently evidenced by an Officer's Certificate.

            (iii) Whenever, in the administration of this Investment Guarantee, the Investment Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Investment Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Investment Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

            (v) The Investment Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection with respect to this Investment Guarantee, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Investment Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Investment Guarantee from any court of competent jurisdiction.

            (vi) The Investment Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Investment Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Investment Guarantee Trustee such security and indemnity, reasonably satisfactory to the Investment Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Investment Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Investment Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Investment Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Investment Guarantee.

            (vii) The Investment Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Investment Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (viii) The Investment Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Investment Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Investment Guarantee Trustee or its agents hereunder shall bind the Holders of the Affiliate Debentures, and the signature of the Investment Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Investment Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Investment Guarantee, both of which shall be conclusively evidenced by the Investment Guarantee Trustee or its agent taking such action.

            (x) Whenever in the administration of this Investment Guarantee the Investment Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Investment Guarantee Trustee (i) may request instructions from the holders of a Majority in liquidation preference of the Partnership Preferred Securities, or, so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, from a Majority in liquidation amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (xi) The Investment Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Investment Guarantee.

     (b) No provision of this Investment Guarantee shall be deemed to impose any duty or obligation on the Investment Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Investment Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Investment Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of the Investment Guarantee

     The recitals contained in this Investment Guarantee shall be taken as the statements of the Guarantor, and the Investment Guarantee Trustee does not assume any responsibility for their correctness. The Investment Guarantee Trustee makes no representation as to the validity or sufficiency of this Investment Guarantee.


                                   ARTICLE IV
                        THE INVESTMENT GUARANTEE TRUSTEE

SECTION 4.1   The Investment Guarantee Trustee; Eligibility

     (a) There shall at all times be an Investment Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Investment Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Investment Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Investment Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Investment

Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2   Appointment, Removal and Resignation of
            the Investment Guarantee Trustee

     (a) Subject to Section 4.2(b), the Investment Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during any period in which an Event of Default has occurred and is continuing.

     (b) The Investment Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Investment Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Investment Guarantee Trustee and delivered to the Guarantor.

     (c) The Investment Guarantee Trustee appointed to office shall hold office until a Successor Investment Guarantee Trustee shall have been appointed or until its removal or resignation. The Investment Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Investment Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Investment Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Investment Guarantee Trustee and delivered to the Guarantor and the resigning Investment Guarantee Trustee.

     (d) If no Successor Investment Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Investment Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Investment Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Investment Guarantee Trustee.

     (e) No Investment Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Investment Guarantee Trustee.

     (f) Upon termination of this Investment Guarantee or removal or resignation of the Investment Guarantee Trustee pursuant to this Section 4.2 and before the appointment of any Successor Investment Guarantee Trustee, the Guarantor shall pay to the Investment Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

SECTION 4.3   Successor to the Investment Guarantee Trustee by
              Merger, Consolidation or Succession to Business

     Any corporation into which the Investment Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Investment Guarantee Trustee, shall be the successor of the Investment Guarantee Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of Section 4.1(a), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


                                   ARTICLE V
                            THE INVESTMENT GUARANTEE

SECTION 5.1   Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), if, as and when due (after taking into account a valid extension of an interest payment period by the Issuer pursuant to the terms of the Affiliate Debentures), regardless of any defense, right of setoff or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2   Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Investment Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3   Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Investment Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Affiliate Debentures to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the interest, principal or premiums, if any, or any other sums payable under the terms of the Affiliate Debentures or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Affiliate Debentures (other than an extension of time for payment of interest during an Extension Period);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Affiliate Debentures, or of the Investment Guarantee Trustee, the Special Representative (if any) or the holders of the Partnership Preferred Securities or the Trust Preferred Securities, to enforce, assert or exercise any right, privilege, power or remedy provided for pursuant to the terms of the Affiliate Debentures or the Investment Guarantee, or any action on the part of any Person granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Affiliate
Debentures;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4   Rights of Holders

     (a) The Holders of a Majority in liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Investment Guarantee Trustee in respect of this Investment Guarantee or exercising any trust or power conferred upon the Investment Guarantee Trustee under this Investment Guarantee including, without limitation, the right to appoint a Special Representative to enforce the obligations of Guarantor under this Investment Guarantee.

     (b) If the Investment Guarantee Trustee and the Special Representative fail to enforce the Investment Guarantee after a holder of Trust Preferred Securities has made a written request for either or both of them to do so, such holder of Trust Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Guarantor to enforce the rights of the Holders of the Affiliate Debentures, the rights of the Special Representative, the rights of the Partnership and the rights of the Investment Guarantee Trustee under this Investment Guarantee, without first instituting a legal proceeding against the Issuer, the Investment Guarantee Trustee, the Special Representative or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment when due, a holder of the Trust Securities (as defined in the Trust Agreement) may, to the fullest extent permitted by law on behalf of the Partnership, directly institute a proceeding against the Guarantor for enforcement of the Investment Guarantee for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer, the Partnership, the General Partner of the Partnership, the Investment Guarantee Trustee, the Special Representative or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5   Guarantee of Payment

     This Investment Guarantee constitutes a guarantee of payment and not of collection.

SECTION 5.6   Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Partnership, the Holders of Affiliate Debentures, the holders of the Partnership Preferred Securities, the Special Representative and the holders of the Trust Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Investment Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Investment Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Investment Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7   Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Affiliate Debentures, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Investment Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                                 SUBORDINATION

SECTION 6.1   Ranking

     This Investment Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other existing liabilities of the Guarantor, including, without limitation, the fees, charges, expenses and indemnities due to the Property Trustee or the Delaware Trustee in respect of the Trust Agreement, to the Trust Guarantee Trustee in respect of the Trust Guarantee, to the Partnership Guarantee Trustee in respect of the Partnership Guarantee and to the Investment Guarantee Trustee in respect of this Investment Guarantee, (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Guarantor
(B) any other guarantee by the Guarantor of any other Affiliate Investment Instrument, (C) the Trust Guarantees, (D) the Partnership Guarantee, (E) any guarantee hereafter entered into by the Guarantor in respect of any preferred security (similar to the Trust Preferred Securities or the Partnership Preferred Securities) of any Affiliate of the Guarantor, and (F) any other obligation of the Guarantor expressly stated to rank pari passu with this Investment Guarantee or any of the foregoing, and (iii) senior to the Guarantor's common stock. Any similar guarantee given hereafter by the Guarantor with respect to debentures or other securities issued under the Affiliate Indenture or under similar junior subordinated indentures that is silent as to seniority will rank pari passu with this Investment Guarantee.

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1   Termination

     This Investment Guarantee shall terminate upon the repayment in full (whether at maturity, upon redemption or otherwise) of all of the principal of, interest on (including all accrued and unpaid interest thereon) and any other amounts payable in respect of the Affiliate Debentures. Notwithstanding the foregoing, this Investment Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Affiliate Debentures must restore payment of any sums paid under the Affiliate Debentures or under this Investment Guarantee.


                                  ARTICLE VIII
                        EXCULPATION AND INDEMNIFICATION

SECTION 8.1   Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Investment Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Investment Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which principal, interest or other payments to Holders of the Affiliate Debentures might properly be paid.

SECTION 8.2   Indemnification

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense, including taxes other than taxes based on the income of such Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Investment Guarantee or the earlier resignation or removal of the Investment Guarantee Trustee.

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1   Successors and Assigns

     All guarantees and agreements contained in this Investment Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Affiliate Debentures then outstanding.

SECTION 9.2   Amendments and Assignments; Approvals

     (a) Except with respect to any changes that do not materially adversely affect the rights of Holders of the Affiliate Debentures (in which case no consent of such Holders will be required), this Investment Guarantee may only be amended with the prior approval of the Holders of a Majority in principal amount of the Affiliate Debentures; provided, however, that so long as the Partnership is the Holder of the Affiliate Debentures, such amendment will not be effective without the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; and provided, further, that so long as the Partnership is the Holder of the Affiliate Debentures and the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior approval of the holders of a Majority in liquidation amount of the Trust Preferred Securities.

     (b) The provisions of Article VIII of the Affiliate Indenture with respect to actions of Holders of Affiliate

Debentures, the provisions of Section 14.3 of the Agreement of Limited Partnership with respect to meetings of holders of the Partnership Preferred Securities and the provisions of Section 13.2 of the Trust Agreement with respect to meetings and written consents of holders of Trust Preferred Securities, as the case may be, apply to any approvals required under this Investment Guarantee by Holders of the Affiliate Debentures, holders of the Partnership Preferred Securities and holders of the Trust Preferred Securities, respectively.

     (c) The Guarantor may not assign its rights or delegate its obligations under this Investment Guarantee without the prior approval of the Holders of a Majority in principal amount of the Affiliate Debentures; provided, however, that so long as the Partnership is the Holder of the Affiliate Debentures, such assignment or obligation will not be effective without the prior approval of a Majority in liquidation preference of the Partnership Preferred Securities; and provided, further, that so long as the Partnership is the holder of the Partnership Preferred Securities, such assignment or obligation will not be effective without the prior approval of the holders of a Majority in liquidation amount of the Trust Preferred Securities. The provisions identified in the preceding paragraph shall apply to such approvals.

     (d) In the event of a transfer or assignment or other arrangement whereby the obligations of Issuer under the Affiliate Debentures are transferred to and assumed by another subsidiary of Guarantor, this Investment Guarantee shall continue to apply in all respects to the Affiliate Debentures and to the obligations of such other subsidiary thereunder in the same manner as if such subsidiary were the original issuer thereof.

SECTION 9.3   Merger of the Guarantor

     The Guarantor covenants that it will not merge or consolidate with any other corporation or other entity or sell or convey all or substantially all of its assets to any person (other than such a sale or conveyance to a Subsidiary or any successor thereto (such a sale or conveyance being called an "Asset Drop-Down")), unless (i) either the Guarantor shall be the continuing corporation or the successor corporation or other entity or the person which acquires by sale or conveyance substantially all the assets of the Guarantor shall expressly assume the obligations of the Guarantor hereunder, according to their tenor, and the due and punctual performance and observance of all of the covenants hereof to be performed or observed by the Guarantor, by instrument in form satisfactory to the Investment Guarantee Trustee, executed and delivered to the Investment Guarantee Trustee by such corporation or other entity, and (ii) the Guarantor or such successor corporation or other entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In the event of any Asset Drop-Down after the date hereof, any subsequent sale or conveyance of assets by a Subsidiary to which assets were transferred in such Asset Drop-Down will be deemed to be a sale or conveyance of assets by the Guarantor for purposes of this provision.

SECTION 9.4   Notices

     All notices provided for in this Investment Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Investment Guarantee Trustee, at the Investment Guarantee Trustee's mailing address set forth below (or such other address as the Investment Guarantee Trustee may give notice of to the Holders of the Affiliate Debentures):

               The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York  10286
               Attention:  Corporate Trust Trustee
                           Administration
               Telecopy:   (212) 815-5915

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Affiliate Debentures):

               Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Attention:  Treasurer
               Telecopy:   (808) 543-7966

     (c) If given to any Holder of Affiliate Debentures, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.5   Benefit

     This Investment Guarantee is solely for the benefit of the Holders of the Affiliate Debentures and, subject to Section 3.1(a), is not separately transferable from the Affiliate Debentures.

SECTION 9.6   Governing Law

     THIS INVESTMENT GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     This Investment Guarantee is executed as of the day and year first above written.

                         HAWAIIAN ELECTRIC INDUSTRIES, INC.
                         Guarantor


                         By:  /s/ Robert F. Mougeot
                              ------------------------------
                             Name:  Robert F. Mougeot
                             Title: Financial Vice President


                         By:  /s/ Constance H. Lau
                              ------------------------------
                             Name:  Constance H. Lau
                             Title: Treasurer


                         THE BANK OF NEW YORK,
                         as Investment Guarantee Trustee


                         By: /s/ Vivian Georges
                             ------------------------------
                             Name:  Vivian Georges
                             Title: Assistant Vice President